Exhibit 10.3

AMENDMENT TO SEVERANCE AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Severance Agreement dated January 6, 2015 (the “Agreement”) is made and entered into this 1st day of March, 2022 (the “Effective Date”), by and between CTI BioPharma Corp., a Delaware corporation (the “Company”), and James Fong (the “Employee”).

RECITALS

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

The parties have previously entered into a Severance Agreement which includes among other term and conditions certain benefits upon termination which the parties wish to amend.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

Section 1.1(b) of the Agreement is hereby amended and replace in its entirety with the following:

Subject to the limitations of Sections 3 and 16 below, if the Employee’s employment with the Company terminates as a result of an Involuntary Termination and the Employee satisfies the Release requirement set forth in Section 1.2(a) below, the Company shall pay the Employee (in addition to the Accrued Obligations), subject to tax withholding and other authorized deductions, (i) an amount equal to one and one-half (1.5) the Employee’s base salary at the annualized rate in effect on the Severance Date (the “Salary Continuation”) and (ii) an amount equal to four (4) months of the COBRA premium applicable to the Employee (the “COBRA Payment”). Such amounts are referred to hereinafter as the “Severance Benefit.” Subject to Section 16(b), the Company shall pay the Salary Continuation to the Employee in substantially equal installments in accordance with the Company’s standard payroll practices over a period of eighteen (18) consecutive months, with the first such installment payable on (or within ten (10) days following) the sixtieth (60th) day following the Employee’s Separation from Service. In addition, Subject to Section 16(b), the Company shall pay the COBRA Payment to the Employee in a single lump sum payment to be paid on the first payment date specified in the preceding sentence.

All other terms and conditions shall remain unchanged.

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IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the Effective Date.

CTI BIOPHARMA CORP.

By:	/s/ Adam Craig
Name:	Adam Craig
Title:	President and CEO

EMPLOYEE

/s/ James Fong
JAMES FONG

SIGNATURE PAGE TO

AMENDMENT TO SEVERANCE AGREEMENT